EXHIBIT 23.1

CONSENT OF COUNSEL

We hereby consent to the reference to us in the Prospectus constituting part of this Pre-Effective Amendment No.1 to the Form S-1 Registration Statement for Physicians Healthcare Management Group, Inc. under the caption “Legal Matters.”

/s/CARL N. DUNCAN, ESQ., LLC
Bethesda, Maryland
December 7, 2009